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                                                                   EXHIBIT 99.4

                                  Company Contact: Ernest W. Yankee, Ph.D.
                                                   AVAX Technologies, Inc.
                                                   (816) 960-1333

                                  Investors/Media: Olga Fleming/Lisa Bradlow
                                                   CPR Financial Communications
                                                   (201) 641-2408

   AVAX INITIATES A PHASE 1/2 STUDY OF L-VAX-TM- IN ACUTE MYELOGENOUS LEUKEMIA
        - STUDY AT M.D. ANDERSON CANCER CENTER EXTENDS APPLICATION OF THE
             AC VACCINE-TM- TECHNOLOGY TO FOURTH CANCER INDICATION -

KANSAS CITY, MO, MAY 15, 2000 -- AVAX TECHNOLOGIES, INC. (NASDAQ: AVXT) today announced that it has initiated a Phase 1/2 study of L-Vax-TM-, its autologous therapeutic cancer vaccine for leukemia, in patients with acute myelogenous leukemia (AML), a rapidly progressing cancer of the blood affecting immature cells of the bone marrow. The L-Vax vaccine will be prepared from blood samples of the patients obtained after their first relapse. Patients in second remission will receive seven weekly L-Vax vaccinations followed by a six-month booster. The purpose of the study will be to evaluate L-Vax's ability to induce an immune response against the patients' leukemia cells and to prevent or delay another relapse. Approximately 40 patients will participate in the study. As with all applications of the AC Vaccine technology, the L-Vax vaccine will be an individualized therapy for cancer manufactured at AVAX's centralized manufacturing facility.

The Phase 1/2 trial is being directed by Guillermo Garcia-Manero M.D., Assistant Professor of Medicine, The University of Texas M.D. Anderson Cancer Center, in collaboration with David Berd, M.D., Professor of Medicine, Thomas Jefferson University, the inventor of the AC Vaccine-TM- technology. Over 10,000 new cases of acute myelogenous leukemia are diagnosed annually in the U.S. Currently, the only therapy available to patients is intensive chemotherapy, sometimes with bone marrow transplant. Patients who achieve a remission after chemotherapy have a high rate of relapse (50-80%). Following relapse, few patients achieve another remission even with further chemotherapy.

Jeffrey M. Jonas, M.D., President and CEO of AVAX Technologies, Inc., stated, "We are very pleased to be working with the M.D. Anderson Cancer Center to begin evaluating the AC Vaccine technology in a fourth tumor type, AML. This study further demonstrates that not only are we able to manufacture an autologous vaccine from solid tumors, but also from tumor cells in blood. Results from this study will enhance ongoing activities in our other studies in melanoma, ovarian and breast cancers, and further support additional new studies in other cancer indications."

     AVAX's AC Vaccines are made from the patient's own cancer cells by modifying the tumor cells with a molecule called a "hapten." This process, known as "haptenization," alters the tumor cells and makes them appear foreign to the patient's immune system. When the hapten-modified cells are injected into patients, they stimulate the immune system to recognize the cancer cells and destroy them. The company's lead product candidate, M-Vax-TM-, is currently being evaluated in a multi-center pivotal registration for stage III melanoma and in a Phase 2 trial for stage IV melanoma. To date, more than 350 patients have been treated with M-Vax, which has received orphan drug status in the U.S. M-Vax is expected to become commercially available to patients in Australia by mid-2000. The AC Vaccine technology is also being evaluated in a Phase 2 trial in ovarian cancer and in Japan for use in the treatment of breast cancer.

AVAX Technologies, Inc. specializes in the development and commercialization of novel biotechnologies, immunotherapies and pharmaceuticals for cancer and other life-threatening diseases using three core technologies: autologous cell (AC) vaccines, topoisomerase inhibitors and anti-estrogens.

                                      # # #

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